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EXHIBIT 99.1

[Stockupticks.com] [Image]

Welcome to the Stockupticks.com Newsletter!      Issue 229 May 25, 2004
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              [Image] Advanced Technology Industries, Inc. [Image]
                                 (OTCBB: AVDI )

Dear Reader,

Recently, the editors of StockUpTicks' visited Manhattan to meet with management of a new company that had been recommended as a potential subject for ongoing coverage for our one million readers. We had been told that this fairly young company was a strong turnaround story and that they had a few strong patents we'd be interested in.

What we found upon arrival at the offices of Advanced Technology Industries Inc. (OTCBB: AVDI), was a company effectively completing the last leg of a dynamic turnaround with more than a few strong patents. We also found a talented management team making things happen from Australia to New York to Germany... all while incubating potentially enormous agreements with leading major brands worldwide.

Our editors completed a getting-to-know-you meeting and walked into the streets of the Big Apple, each with the same impression: This is the right story for us to bring our StockUpTick's readers.

We know that our readers love patents and technolo... you've told us as much over the last five years. And AVDI is loaded with both... and then some.

Not only does this company have a diverse stream of patents and inventions, it also has exclusive rights to the fountains of both. In fact, while AVDI brings to market some revolutionary ideas that we will expand on later, they also have secured rights to the creative mind behind these innovations.

What we can tell you now is that we were so impressed with AVDI that we agreed to the longest program of coverage we have ever engaged in with a company. We truly believe there's so much here with the bounty of ideas and news that it's going to take numerous installments from us to get all the information to you.

From our view, this company is simply like holding a handful of lottery tickets.

[Image] About Advanced Technologies [Image]

Advanced Technology Industries, Inc. has been a leader in acquiring technologies and intellectual properties that have been introduced and developed by scientists throughout the world, primarily originating in Israel, Russia, and Germany. 17 months ago, management at AVDI and management at the privately-held LTDnetwork Inc., began positioning the two companies for a merger. Combining the technologies that AVDI has acquired and the proprietary software of LTDnetwork, the emerging company will integrate the combined resources into a single force in the software-technology market.

Effective streamlining of operations and certain restructuring steps following the pending merger are anticipated to include: appointing a new board of directors of AVDI and current management of LTDnetwork assuming management positions at AVDI. It is also expected that such new management will assemble a skilled, U.S. based sales team that will begin implementing its strategic plans shortly following the merger.

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Together with the in-house media resources of LTDnetwork, the new AVDI is expected to launch a public relations campaign to publicize the combined companies' highly innovative products. Following the merger, AVDI plans to close its Berlin office and relocate its headquarters to New York City.

                               about [Image]

Founded in October 2000, LTDnetwork Inc., a US based company, has spent the last three years creating unique proprietary software at its Australian subsidiary in Melbourne.

Specializing in the development of innovative Technologies, Software, and Services for online e-tailers, price comparison Internet shopping, Internet gaming, advertising, and media and marketing, LTDnetwork's vision is to provide online businesses and third party solution providers with tools that always target the consumer with the right message at the right time, in what have now become the "hottest areas" for software applications including: music downloading, automatic price comparison and highly targeted advertising.

The digital rights management features have been developed by LTDnetwork Inc., for installation into Singwell's Qtrax product. The ease of incorporation of this software into any P2P is likely to encourage other applications. The products will be launched in the 3rd quarter, 2004.

LTDnetwork also has developed digital rights management software (see press release and related links below) for initial installation into Singwell's Qtrax product that may revolutionize the music industry by providing a viable solution to allow artists to benefit from their songs, in the free downloading environment. The LTDnetwork software facilitates a middle ground between the record industry, songwriters, publishers and the downloading software industry. The software attaches digital rights management features to the mp3 files and automatically reports song plays to BMI (while retaining user anonymity), prevention of downloading of the material for use on other devices without the payment of a fee, and ensuring the songs can only be shared with other Qtrax customers.

In addition, LTDnetwork also operates over 350 specialty e-tail sites utilizing a range of software products that are designed to facilitate and enhance the purchasing experience of both its own customers and those of leading Internet companies that utilize the products under joint venture or licensing arrangements.

                                 LTDnetwork is a
                                    Microsoft
                                certified [Image]
                                 .Net Connected
                                   Developer.

                       [Image] * News From AVDI * [Image]

                     Press Release Source: LTDnetwork, Inc.
                           Tuesday May 18, 12:34 pm ET
                          LTDnetwork, BMI and Singwell
                 Announce Licensing Agreement to Reward Artists

NEW YORK, May 18, 2004 (PRIMEZONE) -- U.S. performing rights organization, BMI, LTDNetwork Inc. and Singwell International announced yesterday that they have completed a licensing agreement for peer-to-peer technologies designed to enable consumers to download and play songs for free on their PCs, while revenue from targeted advertising will fund the distribution of royalties to artists.

LTDnetwork, Inc. President and CEO, Allan Klepfisz, believes that this alliance may revolutionize the industry by providing a viable solution to allow artists to benefit from their songs, in the free P2P environment. "This software alters the file type thereby permanently attaching digital rights management features to the mp3 files. These include automatic reporting of song plays to BMI (while retaining user anonymity), prevention of downloading of the material for use on other devices without the payment of a fee, and ensuring that the songs can only be shared with others that have the Qtrax software installed that will guarantee that these same features are operating.

"During downloading, legal consumer products including CDs, DVDs, books and posters relating to the artist, will automatically appear on the screen, along with the lowest comparative pricing for these products. Each click onto these products will produce revenue for the artist," he explained.

To read the entire release and disclaimer, Click Here

Related Articles of Interest:

QTRAX and BMI Announce Licensing Agreement

BMI and technology companies Singwell International and LTDnetwork today announced that they have completed a licensing agreement for the peer to peer technologies QTRAX and Xpeer. QTRAX and Xpeer are scheduled to launch in the third quarter of 2004. Click here to read the entire article from BMI

Peer-To-Peer Technology QTRAX And BMI Announce
Licensing Agreement

U.S. performing rights organization BMI and technology companies Singwell International & LTD Network today announced that they have completed a licensing agreement for the peer to peer technologies QTRAX & Xpeer. QTRAX and Xpeer are scheduled to launch in the third quarter of 2004. Click here to read the entire article from Mi2N - Music Industry News Network

Qtrax inks deal to pay royalties Middle ground created to compensate artist

By BEN FRITZ

New peer-to-peer service Qtrax has signed a deal with BMI to pay artist royalties on songs illegally downloaded on the Internet. Click here to read the entire article from Variety.com

                    [Image] AVDI Software & Services [Image]

DynaAd

DynaAd represents the next generation in targeted advertising by enabling a client to dynamically build and display exact match product ads on any Web site Web page that the client advertises on. High profile ad serving technologies, such as Google AdSense, can only deliver broad, category level text based ads and are therefore limited in their effectiveness.

By implementing a DynaAd solution, along with existing product data, DynaAd enables the delivery of highly targeted, graphically rich, exact product match ads as opposed to broad, category level text based ads. DynaAds can be deployed across an entire website with only a single line of code.

         "Relevance is what matters to users. That's what determines more than anything else whether a user follows an advertiser's link." Source:
         David Krane (Google spokesperson) - March 2003 intelliChoice

intelliChoice is a fully customizable, event driven Web browser add-in that automatically performs price comparisons when a matching product is found against your product data as a user surfs the Internet. Information can be displayed in either a slide out panel, a toolbar, or as pop-up 'bubble' from the Windows Task Bar.

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intelliChoice is a great tool to boost business revenues by increasing the visibility and accessibility of products and services available from a proprietary business. Product data, or any other information can be pushed to the client using intelliChoice, whether it be members or clients. This application can also be a good medium for a business to constantly deliver promotional, highly targeted and relevant messages.

"In August alone, more than 21 million online consumers flocked to shopping comparison sites to research products, prices, and merchants." Source:
Nielsen/NetRatings - October 2003 - "Price is a dominant factor in consumers' preference of online retailers to purchase from."

                                  [Image]

            * Benefits
            * Returns customers / members back to your site resulting in an increase in commission / referral revenue
            * An additional medium to communicate promotional
              messages to customers / members
            * Increased visibility and accessibility of your
              products and services
            * Provide new ways to generate revenue - premium,
              paid merchant listings
            * intelliChoice can be tailored to the branding of a price comparison site to deliver price comparisons and even targeted advertising to customers
            * Automatic product price comparisons while browsing * Manual product search - Browsing history - Product promotions - Tell a friend Emailer

                                  [Image]

PromoSense

PromoSense is a powerful, visually rich, event driven and fully customizable web browser add-in that enables you to deliver highly targeted and pertinent information depending on customizable rules and the web page the PromoSense user is currently viewing. Information can be displayed in either a slide out panel, a toolbar or as pop-up 'bubbles' from the Windows Task Bar.

MessageRetriever

[Image] To access e-mails, users only need to enter their e-mail address and password. It's that simple.

MessageRetriever is web-based proprietary software that enables the automatic retrieval of e-mail (both POP3 & IMAP) by the simple provision of one's standard e-mail address and password. MessageRetriever enables retrieval of e-mail from any ISP, from any computer with a web browser, anywhere in the world. By integrating your own branded version of MessageRetriever on your website, it will encourage repeat visitors to your site to check their e-mails. This software can turn your business website into a powerful branding and communication tool, enhancing the relationship between your business and its customers. MessageRetriever can virally spread your brand as every mail "replied to" or "forwarded" can have your businesses brand or link embedded into it.

                                    [Image]
      For hospitality-based businesses: hotels, airport lounges, internet cafes, this is an invaluable service for travelers.
                             [Image] AVDI Technology
                               [Image] SurfAssist

SurfAssist enables you to build exciting, innovative and feature rich applications for your partners, customers or clients.

            * Benefits
            * Ability to constantly communicate to your
              customers / members
            * A new way for your business to generate revenue
              i.e. advertising space
            * Drives traffic back to your sites
            * Increased visibility and accessibility of your
              product and services
            * Session level and browser level state independent * Open and close window pane - Windows Taskbar
              pop-up alerts - Can also be customized as a toolbar plug-in

                [Image] SurfAssist price comparison application.

PageQuery

PageQuery is an accurate, high performance URL query system that allows you to automatically extract specific, or user defined, 'nuggets' of data from a web page (a.k.a. screen scraping). Any number of items can be configured into a system for extraction, and once they are, the Page Query Web Service will automatically detect their presence on any page across an entire domain. These rules are created using the PageQuery Builder application and stored as Regular Expressions.

                                  [Image]

Free Text Analysis

Free Text Analysis is a powerful URL query system that automatically catalogues the information presented in a web page into a structured, hierarchical view of 'visually important' ranked data. All existing page data is preserved along with a rich collection of meta data that allows you to further process, manipulate or extract specific information from the results. Free Text Analysis can be used in a wide variety of situations when you need to know something about the content of a given URL - whether it be trying to automatically identify a particular product, or classifying a web page's data for content filtering systems.

                                  [Image]

            * Benefits
            * Efficiently gather accurate data in real time from any web site to ensure your data is up to date
            * Highly customizable with support to external reference data lookups
            * Schedule bulk data gathering jobs to utilize off peak resource periods
            * XML Web Services are platform and language independent and easily integrated with existing systems
            * High performance, scalability and reliability a

              [Image] Recent News From AVDI and LTDnetwork [Image]

Press Release Source: Advanced Technology Industries, Inc.

                      Advanced Technology Industries, Inc.
                  To Complete Acquisition of Alfa Pro Products
                           GmbH Intellectual Property

BERLIN, May 5, 2004 (PRIMEZONE) -- Advanced Technology Industries, Inc. ("ATI") (OTC BB:AVDIE.OB - News) announces that it has reached an agreement with the owners of intellectual property including Alfa Pro Products GmbH ("Alfa Pro"), its shareholders and related individuals for the transfer to ATI of all intellectual property that is controlled by these parties as soon as administratively possible. This intellectual property transfer is part of the previously announced agreement between shareholders of Alfa Pro and ATI. Under the terms of the new understanding, ATI will purchase all of the intellectual property rights of Alfa Pro and such other parties in consideration for cash in an amount not to exceed $90,000 and the issuance of unregistered preferred shares of ATI. To read the entire release and disclaimer, Click Here

                                -----------

Press Release Source: Advanced Technology Industries, Inc.

                      Advanced Technology Industries, Inc.
               Announces Schedule of Merger With LTDnetwork, Inc.

BERLIN, April 23, 2004 (PRIMEZONE) -- Advanced Technology Industries, Inc. (OTC BB:AVDIE.OB - News) ("ATI") announced today that it expects to close its previously announced proposed combination with LTDnetwork, Inc. ("LTDN") within 10 business days of filing its 10-KSB for the period ended December 31, 2003. ATI currently anticipates filing its 10-KSB on or before May 18, 2004.

"Although the merger with LTDN has taken longer than we anticipated, we are excited about the upcoming closing and the future prospects of the company. We believe that ATI will be on solid footing upon closing and has a bright future with the focus being on product marketing and revenue generation," commented Hans Skrobanek, President of ATI.

"LTDN firmly believes that the efforts of the past 17 months have positioned both ATI and LTDN in a manner necessary for future success. Once the merger is closed, we believe that additional time spent on non-merger related items, specifically product marketing, will result in tangible benefits for the company's shareholders," commented Allan Klepfisz, President and CEO of LTDN. To read the entire release and disclaimer, Click Here

                                -----------

             Press Release Source: LTDnetwork, Inc.; CYTECH LIMITED

                  LTDnetwork, Inc. Developing New Online Gaming
                                   Technology
                            for Leading Casino Group

NEW YORK, April 21, 2004 (PRIMEZONE) -- Leading online casino operator, CYTECH LIMITED operator of the King Solomon Casino and the bingoballroom.com bingo network, together with New York headquartered software company, LTDnetwork, Inc., announced today that they are co-developing a cutting-edge software product designed to significantly enhance the user experience of King Solomon casino customers, while providing distinct business advantages to the casino business. To read the entire release and disclaimer, Click Here

                [Image] Financial Highlights For AVDI [Image] aa
                        Recent Price:
                        $0.16.5      Shares Out:
                        (05-25-04)   62.922
                        52wk Low:    million
                        $0.11        Float: 38.662
                        (12/23/03)   million
                        52wk High:   Avg Vol (3m):
                        $0.60        422,458
                        (06/11/03)

              Advanced Technologies is a publicly-owned corporation

       trading on the OTC Bulletin Board under the ticker symbol AVDI for the common stock.

                                 [Image][Image]

                          AVDI PRICE AVDIvs. SPX Sector
                               Comparative Returns

               [Image] To Contact Advanced Technologies or [Image]
                                   LTDnetwork

                  211 Madison Avenue, # 28B, New York, NY 10016
                            Telephone: (212) 532 2736
                  To visit the LTDnetwork Web site, Click Here

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                          *** The Bull is Running. ***
                There may never be a better time to feature YOUR
                                     company
                          to over 1 MILLION investors.

              To learn more about our programs email us directly at
                              info@stockupticks.com
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